Exhibit A

EXECUTION VERSION

CLASS B SHARE DISTRIBUTION AGREEMENT

THIS CLASS B SHARE DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of May 8, 2023, by and among Stagwell Media LP, a Delaware limited partnership (the “Partnership”) and the Limited Partners listed on Schedule 1 (the “Class B Partners”). Capitalized terms used and not elsewhere defined herein have the meanings set forth in the Partnership Agreement (as defined below).

WHEREAS, the Partnership, the General Partner and the Limited Partners entered into the Amended and Restated Agreement of Limited Partnership dated as of August 13, 2018, as subsequently amended by Amendment No. 1 dated March 12, 2019, Amendment No. 2 dated April 15, 2019, Amendment No. 3 dated November 1, 2019, and Amendment No. 4 dated December 20, 2020 (as so amended and as it may be amended from time to time, the “Partnership Agreement”);

WHEREAS, the Partnership intends to make an in-kind distribution to the Class B Partners pursuant to this Agreement contingent upon Stagwell, Inc. (the “Corporation”) entering into a purchase agreement with the Class B Partners to acquire such in-kind distribution;

WHEREAS, the Class B Partners hereby waive any restrictions in the Partnership Agreement that would otherwise prohibit the transactions contemplated by this Agreement or the Corporation Purchase Agreement, solely for the purpose of, and to the extent necessary for, the consummation of such transactions;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.  Distribution.

(a)   Pursuant to Section 2.3 of the Partnership Agreement (as amended by Amendment No. 4), the Class B Partners hereby elect, in partial satisfaction of the Class B Partners’ rights thereunder, to cause the Partnership to distribute to the Class B Partners the amount of Class A Common Stock of the Corporation set forth on Schedule I hereto, which the Class B Partners will sell to the Corporation for cash proceeds to the Class B Partners of [*****] (the “In-Kind Consideration”). The In-Kind Consideration will be applied as an in-kind payment to the Class B Partners pursuant to the Partnership Agreement. This transaction is referred to as the “In-Kind Distribution.” The Partnership and the General Partner shall use their best efforts to cause the Partnership to make the In-Kind Distribution no later than five (5) Business Days following the date of this Agreement, but in any event no later than nine (9) Business Days following the date of this Agreement (unless otherwise agreed in writing by the Class B Partners) (with, for the avoidance of doubt, the date of this Agreement counting as a “Business Day following the date of this Agreement” for purposes of this sentence). For clarity, no portion of the In-Kind Distribution shall be distributed to Stagwell Blocker LLC in respect of any Split Interest (as defined in the Partnership Agreement) of any Class B Partner. The In-Kind Distribution shall be made without offset or reduction of any kind.

(b)   For the avoidance of doubt, (i) following the In-Kind Distribution, the Class B Partners will retain their rights under Section 2.3 of the Partnership Agreement (as amended by Amendment No. 4) to elect to cause the Partnership to make further distributions of equity in the Corporation up to the maximum amount specified therein, less the amount of the In-Kind Distribution, (ii) the value of the In-Kind Distribution to the payment waterfall in Section 3.3(b) of the Partnership Agreement will be $[*****] or whatever sum is received from the Corporation for the purchase of the In-Kind Distribution, and (iii) other than with respect to the In-Kind Distribution, the Partnership at all times otherwise retains the right to distribute cash in lieu of equity in accordance with the Partnership Agreement.

(c)    The deadline under this Agreement for making the In-Kind Distribution to the Class B Partners and for receipt by the Class B Partners of the In-Kind Consideration from the Corporation is, unless waived in writing by the Class B Partners, May 31, 2023 (the “Deadline”). If the Corporation has failed to pay the In-Kind Consideration in full by the Deadline, unless otherwise agreed in writing by the Class B Partners, then the In-Kind Distribution shall be deemed cancelled, the In-Kind Distribution shall be returned to the Partnership, this Agreement will have no further force or effect, and the Class B Partners shall continue to own their full Class B Interests, subject to the terms and conditions of the Partnership Agreement.

Section 2. Representations and Warranties.

(a)   Class B Partner Representations. Each Class B Partner, severally and not jointly, and with respect to itself only, represents and warrants to the Partnership as of the date hereof:

(i)     Legal Capacity. Such Class B Partner has full legal capacity to enter into and perform its obligations set forth in this Agreement. This Agreement constitutes the valid and legally binding obligation of such Class B Partner, enforceable against it in accordance with its terms.

(ii)    Conflicts. The execution, delivery and performance of this Agreement by such Class B Partner does not conflict with or result in a breach of any agreement, instrument, order, judgment, decree, or, to such Class B Partner’s knowledge, law or governmental regulation to which it is subject.

(iii)  Investment Representations. Such Class B Partner (i) has made its own independent investment decision to receive the In-Kind Distribution and to sell its pro rata share of the In-Kind Distribution to the Corporation, (ii) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of entering into this Agreement and the Corporation Sale Agreement, (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act, (iv) has relied on its own analysis of the Corporation Sale Agreement and this Agreement and not on any representation of the Partnership other than as set forth herein, (v) acknowledges that the General Partner has not advised it to enter into or not enter into this Agreement or the Corporation Sale Agreement, and such Class B Partner has made an independent assessment of the prospects for the Corporation which affects the value of the Class B Interests and (vi) understands that the value of the Corporation could increase or decrease after the date hereof.

(b)   Partnership Representations. The General Partner, on behalf of itself and the Partnership, represents and warrants to the Class B Partners, as of the date hereof:

(i)     Legal Capacity. The General Partner and the Partnership each has full legal capacity to enter into and perform its obligations set forth in this Agreement. This Agreement constitutes the valid and legally binding obligation of the General Partner and the Partnership, enforceable against it in accordance with its terms.

(ii)   Conflicts. The execution, delivery and performance of this Agreement by each of the General Partner and the Partnership does not conflict with or result in a breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which it is subject.

(c)    Survival of Representations and Warranties; Indemnification. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby (the “Closing”), regardless of any investigation or other examination that may be made, or any knowledge that may otherwise be acquired, at any time by or on behalf of a party to which representations and warranties are made under this Agreement, which investigation or knowledge shall not limit, diminish or in any way affect the specific representations and warranties in this Agreement, and the parties hereto may rely on the specific representations and warranties in this Agreement, irrespective of any information obtained by them by any investigation, examination or otherwise. Each party hereby agrees to indemnify the other party and hold the other party harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, encumbrances, costs and expenses (including costs of suit and attorneys’ fees and expenses) incurred by the other party resulting from any breach of any representation, warranty, covenant or agreement made by the first party herein or in any instrument, agreement or document delivered to the other party pursuant hereto.

Section 3. Miscellaneous.

(a)   Amendments and Waivers. No modification, amendment or waiver of any provision hereof shall be effective against the parties hereto unless such modification, amendment or waiver is approved in writing by the parties hereto. The failure of any party to enforce any provision of this Agreement or under any agreement contemplated hereby shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement and any agreement referred to herein in accordance with their terms.

(b)   Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior consent of the other parties hereto.

(c)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

(d)   Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(e)   MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(f)    Notices. All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by telecopy (with hard copy to follow by reputable overnight courier) or sent by reputable overnight courier service (charges prepaid) or mailed by first class mail (with a copy sent by telecopy) to the addresses or telecopy numbers set forth in Schedule 1 of the Partnership Agreement or to such other address or telecopy number as has been indicated to all other parties.

(g)   Counterparts; Facsimile and PDF Transmission. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. Delivery of executed signature pages hereof by facsimile transmission, telecopy or electronic transmission in portable document format (pdf) shall constitute effective and binding execution and delivery of this Agreement.

(h)   Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to consummate the transactions contemplated hereby, the parties hereto will take such further action (including the execution and delivery of such further instruments and documents consistent herewith) as may be reasonably necessary to effectuate the provisions hereof.

(i)     Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The preamble (including the waivers therein) of this Agreement is considered a part of this Agreement.

(j)    Tax Treatment. The parties hereto intend that, for U.S. federal (and applicable state and local) income tax purposes, the In-Kind Distribution shall be (i) treated as a distribution governed by Section 731 of the Code and (ii) reported in a manner consistent with a distribution that does not give rise to a “section 751(b) amount” for any partner in accordance with Proposed Treasury Regulations § 1.751-1(b)(2)(i) and Example (2) (the “Intended Tax Treatment”). The parties hereto shall prepare and file all U.S. federal, state and local income tax returns in a manner consistent with the Intended Tax Treatment, and shall not take any position in any audit or other proceeding relating to taxes that is inconsistent with the Intended Tax Treatment except upon a contrary final determination by an applicable taxing authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Class B Share Distribution Agreement to be executed as of the date first written above.

PARTNERSHIP:

STAGWELL MEDIA LP By: The Stagwell Group LLC, its general partner

By:	/s/ Mark J. Penn
Name: Mark J. Penn
Title: Managing Member

GENERAL PARTNER: THE STAGWELL GROUP LLC

By:	/s/ Mark J. Penn
Name: Mark J. Penn
Title: Managing Member

SCHEDULE 1 - LIMITED PARTNERS

Class B Partners	Number of Shares
AlpInvest Partners US Secondary Investments 2016 I C.V.	7,897,045
AlpInvest PEP Secondary 2017 C.V.	2,824,653
AlpInvest Secondaries Fund VI C.V.	9,305,931
AlpInvest Secondaries Fund (Euro) VI C.V.	1,229,268
GGG US Secondary 2017 C.V.	470,406
AlpInvest GA Secondary C.V.	118,628
AG Secondary C.V.	838,743
APSS Secondary C.V.	215,233
AJ Secondary C.V.	126,477
AP Fondo Secondaries II C.V.	301,770
Total	23,328,154

AlpInvest Partners US Secondary Investments 2016 I C.V. By: Alplnvest Partners Secondary lnvestments 2016 l B.V., its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer

Alplnvest PEP Secondary 2017 C.V. By: Alplnvest PEP GP B.V., its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer

Alplnvest Secondaries Fund Vl C.V. By: Alplnvest SF Vl B.V., its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer

Alplnvest Secondaries Fund (Euro) Vl C.V. By: Alplnvest SF Vl B.V., its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer

GGG US Secondary 2017 C.V. By: Alplnvest GGG B.V., its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer

Alplnvest GA Secondary C.V. By: Alplnvest GA B.V., its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer

AG Secondary C.V. By: Alplnvest G GP, B.V., its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

APSS Secondary C.V. By: Alplnvest PSS GP B.V., its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer

AJ Secondary C.V. By: Alplnvest J GP BV, its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

AP Fondo Secondaries II C.V. By: Alplnvest Fondo B.V., its general partner By: Alplnvest Partners B.V., its managing director

By:	/s/ Marc Rademakers
Name: Marc Rademakers
Title: Tax Counsel

By:	/s/ Patrick de van der Schueren
Name: Patrick de van der Schueren
Title: Chief Legal Officer